Exhibit 10.7

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT is made and entered into effective as of December 1, 2014, by and between Rapture Holdings LLC (the “Lender”), a Washington Limited Liability Company, and Digi Outdoor Media, Inc. (the “Borrower”), a Nevada Corporation.

WHEREAS, the Borrower desires to borrow from the Lender the amount of up to Nine Hundred Thousand and no/100 U.S. Dollars (USD $900,000.00), and the Lender is willing, subject to and upon the terms and conditions set forth herein, to lend such amount to the Borrower;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
Amount and Terms of Loan

1.1           Loan; Closing Date(s).  Subject to and upon the terms and conditions set forth herein, Lender shall lend to the Borrower, and Borrower shall borrow from the Lender, the principal sum of up to Nine Hundred Thousand and no/100 U.S. Dollars (USD $900,000.00) (the “Aggregate Loan Amount”).  From the Aggregate Loan Amount, the initial sum of Six Hundred Thousand and no/100 U.S. Dollars (USD $600,000.00) (the “First Loan Amount”) is to be advanced to Borrower (less outstanding fees and costs), simultaneously with the execution of this Agreement as of the date hereof (the “First Closing Date”).  Additional funds, up to the Aggregate Loan Amount, may be borrowed by Borrower on or before the First Maturity Date.  Any subsequent borrowing shall reference the closing date with respect to such borrowing (the “Subsequent Closing Date”), as set forth in Section 1.2 herein.

1.2           Note.  Each borrowing hereunder shall be evidenced by a promissory note payable to the order of Lender in substantially the form of Exhibit A attached hereto (the “Note”).  The promissory note evidencing the First Loan Amount shall be dated as of the First Closing Date and duly executed by the Borrower, with blanks appropriately completed in conformity herewith, for the First Loan Amount.  Any subsequent borrowing hereunder shall be evidenced by an additional promissory note payable to the order of Lender in substantially the form of Exhibit A attached hereto, and shall be dated as of such Subsequent Closing Date.

1.3   Interest.  Interest shall accrue on the Loan Amount at the rate of twelve percent (12%) per annum.

1.4   Equity Interest in Digi Outdoor Media, Inc.  As further consideration for entering into this Bridge Loan Agreement, Lender shall receive Two Hundred Thousand (200,000) common shares in Borrower.

1.5           Term and Option Extension.  Payment of all accrued interest and all remaining unpaid principal on each Note hereunder shall be due and payable six (6) months from the Closing Date, which shall be the “Maturity Date” with respect to each loan hereunder. Accordingly, in the case of the First Loan Amount, the Maturity Date shall be six (6) months following the First Closing Date (the “First Maturity Date”).  In the case of any subsequent loan hereunder, the Subsequent Maturity Date shall be six (6) months following such Subsequent Closing Date.  Notwithstanding the foregoing, Borrower shall have the option to extend the term of all Notes hereunder by ninety (90) days, Provided that Lender shall receive an additional One Hundred Thousand (100,000) common shares in Borrower, as additional consideration for such extension.  The option to extend set forth herein shall be a single option to extend, exercisable prior to the First Maturity Date.  If exercised, such option shall extend all Notes executed hereunder by ninety (90) days.

ARTICLE II
Prepayment

2.1.           Optional Prepayment.  The Borrower shall have the right, at any time and from time to time, to prepay the Note in whole or in part.  Any such prepayment may be made without premium or penalty of any kind.

ARTICLE III
Representations and Warranties of Borrower

The Borrower hereby represents and warrants to and covenants with the Lender, as of the date hereof and for so long as any indebtedness or other obligations of the Borrower to the Lender remain outstanding, as follows:

3.1           Organization.  The Borrower is a Corporation duly organized and validly existing under the laws of the State of Nevada, and has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

3.2           Authorization.  This Agreement and the other documents or instruments referred to herein, including the Promissory Note(s), Pledge and Security Agreement, and Guaranty(s) (collectively, the “Loan Documents”) have been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms.  The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder, does not and will not contravene or conflict with, or constitute a violation of or default under: (a) the Company Agreement or other organizational documents of the Borrower; or (b) any federal, state or other law applicable or relating to the Borrower.

3.3           Commercial Purpose.  The borrowed funds are for commercial or business purposes, and the Loan Amount will be used solely in connection with such purposes.

ARTICLE IV
Security, Pledge, and Guaranty

4.1           Security, Pledge, and Guaranty.  As security for and to Guaranty the full and timely payment of the principal of and interest on the Note and all other indebtedness or liabilities of the Borrower to the Lender, whether now existing or hereafter arising, the Borrower shall furnish to the Lender the following documents: (a) a Pledge and Security Agreement in substantially the form of Exhibit B attached hereto, executed by Donald E. MacCord, Jr., Shannon D. Doyle, and Dale Rasmussen (the “Digi Founders”) and the Borrower; and (b) a Guaranty in substantially the form of Exhibit C attached hereto, executed by Donald E. MacCord, Jr., Digi Holdings LLC, a Nevada Limited Liability Company, and Digi Outdoor LLC, a Nevada Limited Liability Company (hereinafter, collectively, the “Digi Guarantors”).  It is intended by the parties that the Pledge and Security Agreement, and the Guaranty shall, in accordance with their terms, apply with respect to all borrowings made hereunder or in the future by Lender to Borrower.

ARTICLE V
Conditions Precedent

The effectiveness of this Agreement and the obligation of the Lender to consummate the loan transaction contemplated hereby shall be subject to the satisfaction of the following conditions precedent, at or prior to the time of the Closing Date:

5.1	Note. The Lender shall have received the Note in accordance with Section 1.2.

5.2           Equity Interest in Digi Outdoor Media, Inc.  The Lender shall have received an equity interest in Borrower, in the amount of Two Hundred Thousand (200,000) common shares in Borrower.

5.3           Security, Pledge, and Gauranty.  All of the instruments and documents referenced in Section 4.1 above required to be furnished to the Lender shall have been duly executed and delivered to the Lender.

5.4           Correctness of Warranties.  All representations and warranties of the Borrower contained herein or otherwise made to the Lender in connection herewith, shall be true and correct.

5.5           No Event of Default.  There shall exist no Event of Default (as defined in Section 6.1) and no condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

5.6           Proceedings; Receipt of Documents.  All company action on the part of Borrower and all documents and instruments in connection with the borrowing, including the documents referenced in Section 4.1, shall be satisfactory in form and substance to the Lender or its counsel; and the Lender and its counsel shall have received all information and copies of all documents, including records of company proceedings, which the Lender or its counsel may have reasonably requested in connection therewith.

ARTICLE VI
Defaults and Remedies

6.1           Default.  If any of the following events, hereinafter called “Events of Default” should occur:

(a)	Any failure by Borrower to pay in full, when due, any principal or interest payment on the Note; or

(b)	Any failure by Borrower to perform as required by any covenant or agreement of the Loan Documents; or

(c)	Any breach of any representation or warranty made by Borrower in any of the Loan Documents or otherwise made to Lender in connection herewith; or

(d)
Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its properties and assets; (ii) become insolvent (as such term may be defined or interpreted under any applicable statute); or (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

Then, in any of such Events of Default, the Lender shall send written notice to the Borrower of such default and allow Borrower thirty (30) days from the date of said written notice to cure said default.  Said written notice shall be personally delivered, sent by a nationally recognized overnight courier service, or sent by registered or certified mail, return receipt requested, to Borrower at its address contained in the notice provision contained herein.  In the event Borrower fails to cure within the 30-day cure period, then the Lender shall be entitled to the entire amount of the indebtedness, which amount shall be immediately due and payable without further notice or demand pursuant to the terms of the Note executed herewith.  In addition, so long as there is a default hereunder, this Note shall bear interest at the default rate of eighteen percent (18%) per annum.

6.2           Suits for Enforcement.  In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement, or other provision contained herein, in the Note, or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Note or any other legal or equitable right or remedy.

6.3           Rights and Remedies Cumulative.  No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in the Note or in any instrument or document delivered in connection with or pursuant to the Loan Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity, or by statute or otherwise.

6.4           Rights and Remedies Not Waived.  No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

ARTICLE VII
Miscellaneous

7.1           Payment of Fees and Expenses.  Borrower shall pay, as a holdback from the disbursement of loan proceeds hereunder, Lender’s reasonable attorney’s fees and expenses associated with respect to the transactions and documentation set forth herein.

7.2           Collection Costs.  In the event that the Lender shall retain or engage an attorney or attorneys to collect, enforce, or protect its interests with respect to this Agreement, the Note, or any instrument or document delivered pursuant to this Agreement, the Borrower shall pay all of the costs and expenses of such collection, enforcement, or protection, including reasonable attorneys’ fees, and the Lender may take judgment for all such amounts, in addition to the unpaid principal balance of the Note and accrued interest thereon.

7.3           Modification and Waiver.  No modification or waiver of any provision of this Agreement are any of the Loan Documents, and no consent by the Lender to any departure therefrom by the Borrower, shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period, on the conditions, and for the specific instances and purposes specified in such writing.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

7.4           Washington Law.  This Agreement and the Loan Documents shall be construed in accordance with and governed by the laws of the State of Washington.

7.5           Notices.  All notices, requests, demands, or other communications provided for herein shall be in writing, and shall be deemed to have been given when delivered, if personally delivered or sent by overnight courier, or when sent by registered or certified mail, return receipt requested, addressed, as the case may be, to the addresses listed below for each party, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner:

If to Lender:                                Rapture Holdings LLC
c/o Fifth Avenue Law Group PLLC
701 5th Avenue, Suite 2800
Seattle, WA 98104

If to Borrower:                                Digi Outdoor Media, Inc.
        35332 SE Center Street
        Snoqualmie, WA 98065

7.6           Captions.  The captions of the various Sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge, or restrict any of the provisions of this Agreement.

7.7           Payment Due on Holiday.  Whenever any payment to be made hereunder or on the Note shall become due and payable on a Saturday, Sunday, or a legal holiday under the laws of the State of Washington, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest on such payment.

7.8           Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, their respective successors and assigns, and all subsequent holders of the Note.

7.9           Counterparts.  This Agreement may be executed in counterparts and by facsimile, any of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Borrower:

Digi Outdoor Media, Inc a Nevada Corporation

By:	/s/ Donald E. MacCord, Jr.
Donald E. MacCord, Jr.
President

Lender:

Rapture Holdings LLC (the “Lender”) a Washington Limited Liability Company

By:	/s/ Cooper DuBois
Cooper DuBois
Manager

EXHIBIT A

Promissory Note

EXHIBIT B

Pledge and Security Agreement

EXHIBIT C

Guaranty